NUMBER                                                    SHARES
CU140453

COMMON                                                    COMMON
PAR VALUE $1. PER SHARE                   PAR VALUE $1. PER SHARE

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

              STATE STREET BOSTON CORPORATION   CUSIP 857473 10 2

THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF BOSTON, MA OR
NEW YORK, NY

This Certifies that

                            SPECIMEN

is the owner of
                                                    See Reverse
                                                    For Certain
                                                    Definitions

      FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

State Street Boston Corporation, transferable on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented thereby are issued and shall be subject to the laws of The Commonwealth of Massachusetts and to the Articles of Organization and By-Laws of the corporation as now in effect or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
    Witness the facsimile signatures of the duly authorized officers of State Street Boston Corporation.

DATED:
        /s/ Marshall N. Carter       /s/ David A. Spina
                  Chairman                      Treasurer

Countersigned and Registered:
        State Street Bank and Trust Company
                  (Boston)          Transfer Agent and
                                    Registrar

                         Authorized Signature






                     BANKNOTE CORPORATION OF AMERICA

                                     PAGE 1
                                   Page 18 of 39








                  STATE STREET BOSTON CORPORATION

   The corporation is authorized to issue Preferred Stock and Common Stock.
The Preferred Stock may be divided into and issued in one or more series, having such preferences, voting powers, qualifications and special and relative rights as may be established by the Board of Directors from time to time. The corporation will furnish to the holder hereof upon written request and without charge a copy of the full text, as set forth in the corporation's Articles of Organization, of the preferences, voting powers, qualifications and special and relative rights of the shares of each class (and each series of a class, if any) of its capital stock authorized to be issued as of the date of such request. Requests for such copies should be directed to State Street Boston Corporation, 225 Franklin Street, Boston, Massachusetts 02110.

   This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement between State Street Boston Corporation and The First National Bank of Boston dated as of September 15, 1988 as amended by an Agreement dated as of September 20, 1990 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and copies of which are on file at the principal executive offices of State Street Boston Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. State Street Boston Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) shall become null and void.

   The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
UNIF GIFT MIN ACT - _______ Custodian _________
                    (Cust)            (Minor)
                    under Uniform Gifts to Minors Act ___________
                                                        (State)
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

 For value received _______________ hereby sell, assign and transfer unto Please Insert Social Security or
Other Identifying Number of Assignee
____________________________________

_________________________________________________________________
 Please Print or Typewrite Name and Address Including Zip Code
                      of Assignee
_________________________________________________________________

_________________________________________________________________

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________ __________________________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,__________________

                                _______________________________

NOTICE: The signatures to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

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